UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

                               Growth Stalk Holdings Corp

(Exact Name of Registrant as Specified in its Charter)

Oklahoma	873145742
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11991 North Highway 99 Seminole, Oklahoma	74868
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock

(Title of class)

Growth Stalk Holdings Corp is referred to herein as the “Company”

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.0001 per share, to be registered by the Company, an Oklahoma corporation, is contained in the sections entitled “Offering Circular Summary”, “Plan of Distribution”, “Description of Securities”, “Selling Security Holders” contained in the Offering Statement included in the Company’s 1-A Offering Statement under the Securities Act of 1933 (SEC File No. 024-11847) as originally filed with the Securities and Exchange Commission on April 1, 2022 and as subsequently amended prior to qualification (the qualification of which occurred on June 17, 2022 at 4 pm), which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibits

2.1	Amended Certificate of Incorporation (Incorporated by reference to Form 1-A filed on April 1, 2022)
2.2	By-Laws (Incorporated by reference to Form 1-A filed on April 1, 2022)
99.1(a)	https://www.sec.gov/Archives/edgar/data/1917993/000182912622013409/growthstalk_1aa2.htm (incorporated by reference)
99.1(b)	https://www.sec.gov/Archives/edgar/data/1917993/000182912622007359/growthstalk_1a.htm (incorporated by reference)

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 20, 2022

	By:	/s/ Joseph Babiak
	Name:	Joseph Babiak
	Title:	Chief Executive Officer

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